Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo to Release Second Quarter
Results on July 21, 2011

Glenville, New York – July 15, 2011

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that it will release second quarter 2011 results after the market close on July 21, 2011.  This release date and time reflects the Company’s decision to move to a cycle which will be more predictable for shareholders.  Beginning this quarter, results will normally be released on the 21st of the reporting months (January, April, July and October), or on the next day that equity markets are open if the 21st falls on a weekend or holiday.

A conference call to discuss the results will held at 9:00 a.m. Eastern Time on July 22, 2011. Those wishing to participate in the call may dial toll-free 1-877-317-6789. International callers must dial + 1-412-317-6789. A replay of the call will be available until August 22, 2011 by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10002245. The call will also be audio webcast at: https://services.choruscall.com/links/trst110922.html , and will be available until July 22, 2012. The earnings press release will be posted on the Company’s Investor Relations website at: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=100465. Other information, including the Company’s most recent annual report, proxy statement and filings with the Securities and Exchange Commission can also be found at this website.

TrustCo Bank Corp is a $4.0 billion bank holding company and through its subsidiary, Trustco Bank, operates 135 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.  For more information, visit www.trustcobank.com.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.